As filed with the Securities and Exchange
                         Commission on October 11, 2000


                                                   Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 GoAmerica, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                               401 Hackensack Avenue
     Delaware               Hackensack, New Jersey 07601           22-3693371
--------------------------------------------------------------------------------
(State or Other                (Address of Principal           (I.R.S. Employer
 Jurisdiction of                 Executive Offices)             Identification
 Incorporation or                  (Zip Code)                        No.)
 Organization)


              GoAmerica Communications Corp. 1999 Stock Option Plan
                         GoAmerica, Inc. 1999 Stock Plan
                  GoAmerica, Inc. Employee Stock Purchase Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plans)


                                 Aaron Dobrinsky
                      President and Chief Executive Officer
                                 GoAmerica, Inc.
                              401 Hackensack Avenue
                          Hackensack, New Jersey 07601
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)


                                  201-996-1717
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)


                                    Copy To:

                             Andrew P. Gilbert, Esq.
                   Buchanan Ingersoll Professional Corporation
                              650 College Road East
                               Princeton, NJ 08540
                                 (609) 987-6800

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed      Proposed
                             Amount       Maximum        Maximum     Amount of
   Title of Securities        to be       Offering      Aggregate   Registration
     to be Registered      Registered    Price Per      Offering        Fee
                               (1)         Share          Price
--------------------------------------------------------------------------------
Common Stock, $0.01 par
  value per share

Issued or issuable
  pursuant to options      1,878,000    $0.89(2)      $ 1,671,420(2)  $   441.26
  previously granted
  under the GoAmerica
  Communications Corp.
  1999 Stock Option Plan
--------------------------------------------------------------------------------
Issued or issuable
  pursuant to options      3,054,931    $7.47(3)      $22,820,334(3)  $ 6,024.57
  previously granted
  under the GoAmerica,
  Inc. 1999 Stock Plan
--------------------------------------------------------------------------------
Issuable pursuant to
  options to be granted    1,745,069    $6.0625(4)    $10,579,480(4)  $ 2,792.98
  under the GoAmerica,
  Inc. 1999 Stock Plan
--------------------------------------------------------------------------------
Issuable pursuant to
  the GoAmerica, Inc.      4,000,000    $6.0625(5)    $24,250,000(5)  $ 6,402.00
  Employee Stock
  Purchase Plan
--------------------------------------------------------------------------------
Total:                    10,678,000                  $59,321,234     $15,660.81
================================================================================
----------

(1) For the sole purpose of calculating the registration fee, the number of shares under this Registration Statement has been divided among four subtotals.

(2) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $0.89 per share covering 1,878,000 shares issued or issuable pursuant to stock options granted under the GoAmerica Communications Corp. 1999 Stock Option Plan.

(3) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $7.47 per share covering 3,054,931 shares issued or issuable pursuant to stock options granted under the GoAmerica, Inc. 1999 Stock Plan.

(4) Pursuant to Rules 457(h) and 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices of GoAmerica's Common Stock on the Nasdaq National Market on October 10, 2000.

(5) Pursuant to Rules 457(h) and 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices of GoAmerica's Common Stock on the Nasdaq National Market on October 10, 2000.

      Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares as may be issued as a result of the anti-dilution provisions of the Plans.

                                EXPLANATORY NOTE

      This Registration Statement has been filed by GoAmerica, Inc. ("GoAmerica") in order to register an aggregate of 10,678,000 shares of common stock, $0.01 par value (the "Common Stock"), as follows: (i) 1,878,000 shares of Common Stock issued or issuable pursuant to options previously granted under the GoAmerica Communications Corp. 1999 Stock Option Plan; (ii) 3,054,931 shares of Common Stock issued or issuable pursuant to options previously granted under the GoAmerica, Inc. 1999 Stock Plan; (iii) 1,745,069 shares of Common Stock issuable pursuant to options to be granted under the GoAmerica, Inc. 1999 Stock Plan; and
(iv) 4,000,000 shares of Common Stock issuable pursuant to the GoAmerica, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). The GoAmerica Communications Corp. 1999 Stock Option Plan was adopted by the Board of Directors and approved by the stockholders of GoAmerica on August 3, 1999. Each of the GoAmerica, Inc. 1999 Stock Plan and the Employee Stock Purchase Plan was adopted by the Board of Directors of GoAmerica on December 9, 1999 and approved by the stockholders of GoAmerica on December 31, 1999. The GoAmerica Communications Corp. 1999 Stock Option Plan, the GoAmerica, Inc. 1999 Stock Plan and the Employee Stock Purchase Plan are referred to hereinafter collectively as the "Plans."

      The  first  part  of  this  Registration   Statement  contains  a  Reoffer
Prospectus (the  "Prospectus")  prepared in accordance with the  requirements of
Part I of Form S-3.

      The second part contains "Information Required in the Registration Statement" pursuant to Part II of the Form S-8 with respect to option exercises by non-affiliates pursuant to the Plans subsequent to the date hereof.

                                   PROSPECTUS

                  S-3 Reoffer Prospectus dated October 11, 2000

                                 GOAMERICA, INC.

                        1,878,000 Shares of Common Stock
           Issued or Issuable under the GoAmerica Communications Corp.
                             1999 Stock Option Plan

                        4,800,000 Shares of Common Stock
          Issued or Issuable under the GoAmerica, Inc. 1999 Stock Plan

                        4,000,000 Shares of Common Stock
         Issuable under the GoAmerica, Inc. Employee Stock Purchase Plan


      This Prospectus relates to the public resale, from time to time, of 10,678,000 shares of our Common Stock (the "Shares") by certain stockholders identified below in the section entitled "The Selling Stockholders." These Shares have been or may be acquired upon the exercise of stock options granted or upon stock purchases pursuant to the Plans. Options or shares of Common Stock may be issued under the Plans in amounts and to persons not presently known by us. Such information, when known, may be included in an amendment to this Prospectus.

      We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares covered by this Prospectus.

      We have not entered into any underwriting arrangements in connection with the sale of Shares. The Shares may be sold from time to time by the Selling Stockholders or by permitted pledgees, donees, transferees or other permitted successors in interest and may be made on the Nasdaq National Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

      Our Common Stock is traded on the Nasdaq National Market under the symbol "GOAM." On October 10, 2000, the closing sale price of our Common Stock on the Nasdaq National Market was $5.50 per share.

      SEE "RISK FACTORS" BEGINNING ON PAGE 6 TO READ ABOUT RISKS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is October 11, 2000

                          PROSPECTUS TABLE OF CONTENTS


                           Description                                     Page
-------------------------------------------------------------------------  ----


About GoAmerica..........................................................   4

Risk Factors.............................................................   6

 Risks Particular To GoAmerica...........................................   6
    We have  historically  incurred  losses and these losses will
      increase in the foreseeable future.................................   6
    We have only a limited operating history, which makes it
      difficult to evaluate an investment in our common stock............   7
    To generate  increased revenue we will have to increase
      substantially the number of our subscribers, which may be
      difficult to accomplish............................................   7
    We need to improve our systems to monitor our wireless
      airtime costs more effectively.....................................   8
    We have experienced and may continue to experience negative
      gross margins on our subscriber revenue............................   8
    We subsidize the mobile devices that we resell which results in
      negative gross margins on our equipment revenue....................   8
    We may expand our operations into international markets
      which will subject us to additional risks that may adversely
      affect our business and operations.................................   9
    We have limited resources and we may be unable to support
      effectively our anticipated growth in operations...................   9
    Our business prospects depend in part on our ability to
      maintain and improve our services as well as to develop
      new services.......................................................  10
    If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer....................  10
    We depend upon wireless carriers' networks. If we do not have continued access to sufficient capacity on reliable networks, our business will suffer...........................................  10
    We depend on third parties for sales of our services which could result in variable and unpredictable revenues.....................  11
    Our goal of building the GoAmerica brand is likely to be difficult and expensive and our inability to do so could adversely affect our business......................................................  11
    We depend on our key management and on recruiting and retaining key personnel. The loss of our key employees could adversely affect our business...............................................  11
    Wireless data systems failures could harm our business by injuring our reputation or lead to claims of liability for delayed, improper or unsecured transmission of data........................  12
    An interruption in the supply of products and services that we obtain from third parties could cause a decline in sales of our services......................................................  12
    We may face increased competition which may negatively impact our prices for our services or cause us to lose business
       opportunities.....................................................  12

                           Description                                     Page
-------------------------------------------------------------------------  ----


    Our intellectual property rights may not be adequately protected under the current state of the law................................  13
    We may be sued by third parties for infringement of their
       proprietary rights and we may incur defense costs and possibly royalty obligations or lose the right to use technology
       important to our business.........................................  13
    We may be subject to liability for transmitting certain
       information, and our insurance coverage may be inadequate
       to protect us from this liability.................................  14
    We may acquire or make investments in companies or technologies that could cause loss of value to our stockholders and disruption of our business....................................................  14
    Our quarterly operating results are subject to significant fluctuations and, as a result, period-to-period comparisons of our results of operations are not necessarily meaningful........  15
    We may need additional funds which, if available, could result in increased interest expenses or additional dilution to our
      stockholders. If additional funds are needed and are not
      available, our business could be negatively impacted...............  15

 Risks Particular To Our Industry........................................  16
    The market for our services is new and highly uncertain..............  16
    New laws and regulations that impact our industry could adversely affect our business................................................  16

 Risks Particular To The Offering........................................  16
    Our stock price, like that of many technology companies, has been and may continue to be volatile...............................  16
    We have anti-takeover defenses that could delay or prevent an acquisition and could adversely affect the price of our
      common stock.......................................................  17
    Because we do not intend to pay any cash dividends on our
      shares of common  stock, our stockholders will not be able to receive a return on their shares unless they sell them.............  17

Special Note Regarding Forward-Looking Information.......................  17

Use of Proceeds..........................................................  18

The Selling Stockholders.................................................  18

Plan of Distribution.....................................................  21

Legal Matters............................................................  22

Experts..................................................................  22

Information Incorporated by Reference....................................  22

Where You Can Find More Information......................................  23

Indemnification of Directors and Officers................................  24

Securities and Exchange Commission Position on Indemnification for
  Securities Act Liabilities.............................................  26

                                 ABOUT GOAMERICA

OVERVIEW
--------

    We are a nationwide wireless Internet services provider. We enable our individual and business subscribers to access remotely the Internet, email and corporate intranets in real time through a wide variety of mobile computing and communications devices. Through our Wireless Internet Connectivity Center, we offer our subscribers comprehensive and flexible mobile data solutions for wireless Internet access by providing wireless network services, mobile devices, software and subscriber service and support.

    Our Go.Web technology and Wireless Internet Connectivity Center enable our subscribers to access a wide variety of Internet content, such as business and financial data, news, sports, travel, entertainment, personal contact and other information. Our subscribers can conduct electronic commerce transactions, such as shopping, reservations and stock trading, to the extent permitted by their mobile device of choice. Our subscribers can also customize their personal Web site or "personal portal," www.mygoweb.com, to access their favorite Web sites quickly. In addition, we offer a variety of email solutions which allow our subscribers to access their email at their existing Internet and business email accounts as well as a GoAmerica email address.

      We provide our subscribers with flexible and reliable wireless Internet services across a number of wireless networks and mobile device platforms. To provide our subscribers with nationwide access, we have established strategic relationships with many leading wireless network carriers, such as AT&T Wireless Services, Motient, BellSouth Wireless Data, Verizon Wireless and Metricom. Our subscribers are able to use our wireless Internet services with their choice of a wide variety of leading mobile devices, including Palm operating system-based computing devices, Research In Motion's interactive pagers and hand-held devices, laptop computers, Microsoft Windows CE-based computers and pocket PCs and wirelessly-enabled smart phones. We also have engineered our wireless Internet services to operate with new versions of many wireless devices.


MARKET OPPORTUNITY
------------------

    We believe that the growth of the Internet, email and mobile wireless communications has created a significant market opportunity for service providers capable of efficiently delivering wireless Internet and email services over wireless communication networks. While the wireless data services market is developing rapidly, widespread adoption of wireless data services has been hindered by a number of challenges, including limited wireless data service coverage areas, incompatible mobile devices and wireless networks, and slow wireless data transmission speeds. We believe that adoption of wireless data applications that serve specific industries, such as financial services, or enterprise solutions, such as sales force automation, have shown the greatest penetration to date. However, the rapid development of the Internet, with the resulting nearly unlimited access to content and to corporate intranets, has created the opportunity for rapid adoption of wireless devices for large scale applications, including messaging, email connectivity, personal information management (address and calendar) connectivity, and access to the Internet. As a result, we believe that a significant opportunity exists for wireless Internet service providers that are capable of offering individuals and businesses easy-to-use, cost-effective and reliable wireless data service.

      GoAmerica Communications Corp. was incorporated in Delaware in 1996. In December 1999, GoAmerica, Inc. was incorporated in Delaware and each of the security holders of GoAmerica Communications Corp. exchanged all their outstanding securities for newly issued securities of GoAmerica, Inc. with equivalent rights and preferences. As a result, GoAmerica Communications Corp. became a wholly-owned subsidiary of GoAmerica, Inc. Our principal offices are located at 401 Hackensack Avenue, Hackensack, New Jersey 07601 and our telephone number is (201) 996-1717. In this Prospectus, the terms "GoAmerica," "the Company," "we," "us" and "our" includes GoAmerica, Inc. and its subsidiaries.

                                  RISK FACTORS

    INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING TO BUY OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL
CONDITION AND OPERATING RESULTS COULD BE SIGNIFICANTLY AND ADVERSELY AFFECTED. IF THAT HAPPENS, THE PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


RISKS PARTICULAR TO GOAMERICA
-----------------------------

WE HAVE HISTORICALLY INCURRED LOSSES AND THESE LOSSES WILL INCREASE IN THE FORESEEABLE FUTURE.

      We have never earned a profit. We had net losses of $1.0 million, $2.6 million and $11.5 million for the years ended December 31, 1997, 1998 and 1999, respectively, and a net loss of $26.9 million for the six months ended June 30, 2000. Since our inception, we have invested significant capital to build our wireless network operations and customer support centers as well as our customized billing system. Recently, we have invested additional capital in the development of our software application Go.Web. We have acquired, and will continue to acquire and implement, new operational and financial systems, continue to invest in our network operations and customer support centers, and expand our sales and marketing efforts. We also provide and expect to continue to provide mobile devices made by third parties to our customers at prices below our costs for such devices. In addition, our costs of subscriber revenue, consisting principally of our purchase of wireless airtime from network carriers, have historically exceeded our subscriber revenue. Further, we have experienced and expect to continue to experience negative overall gross margins, which consist of margins on our subscriber revenues, equipment sales and other revenue. We have incurred operating losses since our inception and expect to continue to incur increasing operating losses for at least the next several quarters. Therefore, we will need to generate significant revenue to become profitable and sustain profitability on a quarterly or annual basis.

    We may not achieve or sustain our revenue or profit goals, and our ability to do so depends on the factors specified elsewhere in "Risk Factors" as well as on a number of factors outside of our control, including the extent to which:

      o our competitors announce and develop, or lower the prices of, competing services;

      o wireless network carriers, data providers and manufacturers of mobile devices dedicate resources to selling our services; and

      o prices for our services decrease as a result of reduced demand or competitive pressures.

    As a result, we may not be able to increase revenue or achieve profitability on a quarterly or annual basis.

WE HAVE ONLY A LIMITED OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE AN INVESTMENT IN OUR COMMON STOCK.

    We have only a limited operating history on which you can evaluate our business, financial condition and operating results. We face a number of risks encountered by early stage technology companies that participate in new technology markets, including our ability to:

      o manage our dependence on wireless data services which have only limited market acceptance to date;

      o expand our marketing, sales, engineering and support organizations, as well as our distribution channels;

      o negotiate and maintain favorable usage rates with telecommunications carriers;

      o     retain and expand our subscriber base at profitable rates;

      o recoup our expenses associated with the wireless devices we resell to subscribers;

      o manage expanding operations, including our ability to expand our systems if our subscriber base grows substantially;

      o     attract and retain management and technical personnel; and

      o     anticipate  and  respond  to  market   competition  and  changes  in
            technologies such as wireless data protocols and wireless devices.

    We may not be successful in addressing or mitigating these risks and uncertainties, and if we are not successful our business could be significantly and adversely affected.


TO GENERATE INCREASED REVENUE WE WILL HAVE TO INCREASE SUBSTANTIALLY THE NUMBER OF OUR SUBSCRIBERS, WHICH MAY BE DIFFICULT TO ACCOMPLISH.

    We will have to increase substantially the number of our subscribers in order to achieve our business plan. In addition to increasing our subscriber base, we will have to limit our churn, or the number of subscribers who deactivate our service. Adding new subscribers will depend to a large extent on the success of our direct and indirect marketing campaigns, and there can be no assurance that they will be successful. Limiting our churn rate will require that we provide our subscribers with a favorable experience in using our wireless service. Our subscribers' experience may be unsatisfactory to the extent that our service malfunctions or our customer care efforts, including our Web site and 800 number customer service efforts, do not meet or exceed subscriber expectations. In addition, factors beyond our control, such as technological limitations of certain of the current generation of wireless devices, which may cause our subscribers' experience with our service to not meet their expectations, could increase our churn rate and adversely affect our revenues. Because a significant minority of our subscribers have low or no usage rates for our services, our churn rates could increase in the future.

WE NEED TO IMPROVE OUR SYSTEMS TO MONITOR OUR WIRELESS AIRTIME COSTS MORE EFFECTIVELY.

      We seek to reduce our wireless airtime costs by periodically matching our subscribers' airtime usage needs to the most appropriate, lowest cost wireless carrier plans. It is possible for a small number of subscribers, if we do not assign them to the proper airtime pricing plan, to significantly increase our costs. The current systems that we use to monitor the airtime charges that we incur from our wireless carriers do not permit us to timely and effectively respond to changes in volume and geographic location of subscriber usage, which directly impact our costs of subscriber revenue. We currently use a manual system to track such costs and monitor wireless plan usage. We have commenced acquisition, development and implementation of automated control systems, however, some of those automated systems are in their initial stages of operation. Therefore, we cannot assure you that we will be able to successfully complete such acquisitions or developments or, if implemented, that our automated control systems will be able to monitor all subscriber usage or improve our gross margins.


WE HAVE EXPERIENCED AND MAY CONTINUE TO EXPERIENCE NEGATIVE GROSS MARGINS ON OUR SUBSCRIBER REVENUE.

    We intend to pass through to our subscribers all the airtime charges that we incur from our wireless carriers; however, we have not always been and will not always be able to pass through such charges because the pricing plans offered to us by our wireless carriers and to which we assign our subscribers may not allow us to always cover our subscriber costs. For example, many of our subscribers have contracted for our Go.Unlimited Plan, which provides for unlimited nationwide wireless Internet service for a fixed monthly fee. If we assign those subscribers to a carrier plan that charges us an increasing fee as subscriber usage increases, then as subscriber usage and our related airtime costs increase, our margins on subscriber revenues would decrease and may become negative. Our airtime costs also increase substantially when subscribers use our services outside of their pre-determined geographic area, which results in roaming charges to us by the carriers that we do not pass on to our subscribers. We have commenced acquisition and development of automated control systems. We may not be able to successfully complete the acquisition or development of the automated systems necessary to monitor our subscribers' usage and roaming patterns and quickly switch our subscribers to a more appropriate, lower cost airtime plan. In addition, while we continually seek to negotiate better pricing of wireless airtime plans with our carriers, we cannot assure you that we will be successful in that regard.


WE SUBSIDIZE THE MOBILE DEVICES THAT WE RESELL WHICH RESULTS IN NEGATIVE GROSS MARGINS ON OUR EQUIPMENT REVENUE.

    In order to facilitate the sale of our wireless Internet services, the sales prices of the mobile devices manufactured by third parties that we sell to our subscribers are generally below our costs for such devices. Additionally, we have also provided many of our resellers and marketing partners with complimentary mobile devices and GoAmerica service during a trial period in order to facilitate additional sales of our services. As a result, we have experienced, and expect to continue to experience, negative gross margins on the mobile devices that we resell.

WE MAY EXPAND OUR OPERATIONS INTO INTERNATIONAL MARKETS WHICH WILL SUBJECT US TO ADDITIONAL RISKS THAT MAY ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS.

    We may expand our existing operations and enter international markets, which could demand significant management attention and financial commitment. Our management has limited experience in international operations, and we cannot guarantee that we will successfully implement and expand our international operations, which could have a material adverse effect on our business, financial condition and results of operations. Operating in international markets will subject us to additional risks, including unexpected changes in regulatory requirements, political and economic conditions, taxes, tariffs or other barriers, difficulties in staffing and managing international operations, potential exchange and repatriation controls on foreign earnings, longer sales and payment cycles and difficulty in accounts receivable collection. Such risks may adversely affect our business, financial condition and results of operations.


WE HAVE LIMITED RESOURCES AND WE MAY BE UNABLE TO SUPPORT EFFECTIVELY OUR ANTICIPATED GROWTH IN OPERATIONS.

    We have begun aggressively expanding our operations in anticipation of an increase in the number of our subscribers. The number of our employees increased from 23 on December 31, 1998 to 49 on December 31, 1999 and to 187 on August 31, 2000. Additionally, we must continue to develop and expand our systems and operations as the number of subscribers and the amount of information they wish to receive, as well as the number of services we offer, increases. This development and expansion has placed, and we expect it to continue to place, significant strain on our managerial, operational and financial resources. We may be unable to develop and expand our systems and operations for one or more of the following reasons:

      o we may not be able to locate or hire at reasonable compensation rates qualified engineers and other employees necessary to expand our capacity on a timely basis;

      o we may not be able to obtain the hardware necessary to expand the subscriber capacity of our systems on a timely basis;

      o we may not be able to expand our customer service, billing and other related support systems; and

      o we may not be able to obtain sufficient additional capacity from wireless carriers on a timely basis.

    If we cannot manage our growth effectively, our business and operating results will suffer. Additionally, any failure on our part to develop and maintain our wireless data services if we experience rapid growth could significantly adversely affect our reputation and brand name which could reduce demand for our services and adversely affect our business, financial condition and operating results.

OUR BUSINESS PROSPECTS DEPEND IN PART ON OUR ABILITY TO MAINTAIN AND IMPROVE OUR SERVICES AS WELL AS TO DEVELOP NEW SERVICES.

    We believe that our business prospects depend in part on our ability to maintain and improve our current services and to develop new services, such as professional consulting services, on a timely basis. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. As a result of the complexities inherent in our service offerings, major new wireless data services and service enhancements require long development and testing periods. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance.


IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE, OUR BUSINESS COULD SUFFER.

    The wireless and data communications industries are characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our services are integrated with wireless handheld devices and the computer systems of our corporate customers. Our services must also be compatible with the data networks of wireless carriers. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success will depend, in part, on our ability to accomplish all the following in a timely and cost-effective manner:

      o     effectively use and integrate new technologies;

      o     continue to develop our technical expertise;

      o     enhance our wireless data, engineering and system design services;

      o     develop applications for new wireless networks and services;

      o     develop  services  that  meet  changing   customer  needs,  such  as
            professional consulting services;

      o     advertise and market our services; and

      o influence and respond to emerging industry standards and other changes.


WE DEPEND UPON WIRELESS CARRIERS' NETWORKS. IF WE DO NOT HAVE CONTINUED ACCESS TO SUFFICIENT CAPACITY ON RELIABLE NETWORKS, OUR BUSINESS WILL SUFFER.

    Our success partly depends on our ability to buy sufficient capacity on the networks of wireless carriers such as AT&T Wireless Services, Motient, Verizon Wireless, BellSouth Mobile Data and Metricom and on the reliability and security of their systems. We depend on these companies to provide uninterrupted and "bug free" service and would be adversely affected if they failed to provide the required capacity or needed level of service. In addition, although we have some forward price protection in our existing agreements with certain carriers, we could be adversely affected if wireless carriers were to increase the prices of their services. Our existing agreements with the wireless carriers generally have one-to-three year terms. Some of these wireless carriers are, or could become, our competitors.


WE DEPEND ON THIRD PARTIES FOR SALES OF OUR SERVICES WHICH COULD RESULT IN VARIABLE AND UNPREDICTABLE REVENUES.

    We rely substantially on the efforts of others to sell many of our wireless data communications services. While we monitor the activities of our resellers, we cannot control how those who sell and market our service perform and we cannot be certain that their performance will be satisfactory. If the number of customers we obtain through these efforts is substantially lower than we expect for any reason, this would have an adverse effect on our business, operating results and financial condition.


OUR GOAL OF BUILDING THE GOAMERICA BRAND IS LIKELY TO BE DIFFICULT AND EXPENSIVE AND OUR INABILITY TO DO SO COULD ADVERSELY AFFECT OUR BUSINESS.

    We believe that a quality brand identity will be essential if we are to increase our number of subscribers and our revenues. In 2000, we have substantially increased and intend to further increase our marketing expenditures as part of our efforts to build the GoAmerica brand in both our current and targeted markets. Our sales and marketing expenses were approximately $909,000 and $3.3 million for the years ended December 31, 1998 and 1999, respectively, and were approximately $13.3 million for the six months ended June 30, 2000. For the year ended December 31, 2000, we expect our sales and marketing expenses to substantially exceed our 2000 revenues. If our marketing efforts cost more than anticipated, if we cannot increase our brand awareness or if the GoAmerica brand is not well received by our existing and potential subscribers, our losses will increase and our business will be adversely affected.


WE DEPEND ON OUR KEY MANAGEMENT AND ON RECRUITING AND RETAINING KEY PERSONNEL. THE LOSS OF OUR KEY EMPLOYEES COULD ADVERSELY AFFECT OUR BUSINESS.

    We are particularly dependent on Aaron Dobrinsky and Joseph Korb, our chairman, chief executive officer and president, and our executive vice president, respectively, for most of our strategic, managerial and marketing initiatives. The unexpected loss of such officers would likely have an adverse effect on our business. In addition, because of the technical nature of our services and the dynamic market in which we compete, our performance depends on attracting and retaining other key employees. Competition for qualified personnel in the wireless data, communications and software industries is intense and finding and retaining such qualified personnel with experience in such industries is even more difficult. We believe there are only a limited number of individuals with the requisite skills to serve in many of our key positions, and it is becoming increasingly difficult to hire and retain these persons. Competitors and others may attempt to recruit our employees. A major part of our compensation to our key employees is in the form of stock option grants. A prolonged depression in our stock price could make it difficult for us to retain our employees and recruit additional qualified personnel. We currently maintain and are the beneficiary of key person life insurance policies on the lives of Aaron Dobrinsky and Joseph Korb. We do not maintain insurance policies for any of our other employees.


WIRELESS DATA SYSTEMS FAILURES COULD HARM OUR BUSINESS BY INJURING OUR REPUTATION OR LEAD TO CLAIMS OF LIABILITY FOR DELAYED, IMPROPER OR UNSECURED TRANSMISSION OF DATA.

    A significant barrier to the growth of electronic commerce and wireless data services has been the need for secure and reliable transmission of confidential information. Our existing wireless data services are dependent on real-time, continuous feeds from various sources. The ability of our subscribers to access data in real-time requires timely and uninterrupted connections with our wireless network carriers. Any significant disruption from our backup landline feeds could result in delays in our subscribers' ability to receive such information. In addition, our systems could be disrupted by unauthorized access, computer viruses and other accidental or intentional actions. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. If a third party were able to misappropriate our subscribers' personal or proprietary information or credit card information, we could be subject to claims, litigation or other potential liabilities that could adversely impact our business. There can be no assurance that our systems will operate appropriately if we experience a hardware or software failure. A failure in our systems could cause delays in transmitting data, and as a result we may lose customers or face litigation that could adversely affect our business.


AN INTERRUPTION IN THE SUPPLY OF PRODUCTS AND SERVICES THAT WE OBTAIN FROM THIRD PARTIES COULD CAUSE A DECLINE IN SALES OF OUR SERVICES.

    In designing, developing and supporting our wireless data services, we rely on wireless carriers, mobile device manufacturers, content providers and software providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.


WE MAY FACE INCREASED COMPETITION WHICH MAY NEGATIVELY IMPACT OUR PRICES FOR OUR SERVICES OR CAUSE US TO LOSE BUSINESS OPPORTUNITIES.

    The market for our services is expected to become increasingly competitive. The widespread adoption of industry standards in the wireless data communications market may make it easier for new market entrants and existing competitors to introduce services that compete against ours. We developed our solutions using standard industry development tools. Many of our agreements with wireless carriers, wireless handheld device manufacturers and data providers are non-exclusive. Our competitors may use the same products and services in competition with us. With time and capital, it would be possible for competitors to replicate our services and offer similar services at a lower price. We expect that we will compete primarily on the basis of the functionality, breadth, quality and price of our services. Our current and potential competitors include:

      o emerging wireless Internet services providers, including OmniSky, Wireless Knowledge, a joint venture of Microsoft and Qualcomm, Incorporated, and Infospace.com and those, such as Aether Systems, Inc., focusing on specific industries;

      o wireless device manufacturers, such as 3Com, Motorola and Research in Motion;

      o     wireless network carriers,  such as AT&T Wireless Services,  Verizon
            Wireless,   BellSouth   Wireless   Data,   Sprint   PCS  and  Nextel
            Communications, Inc.; and

      o wireline Internet service providers and portals, such as America Online and Yahoo!.

    Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can. In addition, we have established strategic relationships with many of our potential competitors. In the event such companies decide to compete directly with us, such relationships would likely be terminated, which might have an adverse effect on our business and reduce our market share or force us to lower prices to unprofitable levels.


OUR INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATELY PROTECTED UNDER THE CURRENT STATE OF THE LAW.

    Our success substantially depends on our ability to sell services which are dependent on certain intellectual property rights. We currently do not have patents on any of our intellectual property. We have filed for a patent on certain aspects of our Go.Web technology. We cannot assure you we will be successful in protecting our intellectual property through patent law. In addition, although we have applied for U.S. federal trademark protection, we do not have any U.S. federal trademark registrations for the marks "GoAmerica", "Go.Web", "Law on the Go" or certain of our other marks and we may not be able to obtain such registrations. We rely primarily on trade secret laws, patent law, copyright law, trademark law, unfair competition law and confidentiality agreements to protect our intellectual property. To the extent that our technology is not adequately protected by intellectual property law, other companies could develop and market similar products or services which could adversely affect our business.


WE MAY BE SUED BY THIRD PARTIES FOR INFRINGEMENT OF THEIR PROPRIETARY RIGHTS AND WE MAY INCUR DEFENSE COSTS AND POSSIBLY ROYALTY OBLIGATIONS OR LOSE THE RIGHT TO USE TECHNOLOGY IMPORTANT TO OUR BUSINESS.

      The telecommunications and software industries are characterized by protection and vigorous enforcement of applicable intellectual property law. As the number of participants in our market increases, the possibility of an intellectual property claim against us could increase. Any intellectual property claims, with or without merit, could be time consuming and expensive to litigate or settle and could divert management attention from administering our business. A third party asserting infringement claims against us or our customers with respect to our current or future products may adversely affect us by, for example, causing us to enter into costly royalty arrangements or forcing us to incur settlement or litigation costs.


WE MAY BE SUBJECT TO LIABILITY FOR TRANSMITTING CERTAIN INFORMATION, AND OUR INSURANCE COVERAGE MAY BE INADEQUATE TO PROTECT US FROM THIS LIABILITY.

    We may be subject to claims relating to information transmitted over systems we develop or operate. These claims could take the form of lawsuits for defamation, negligence, copyright or trademark infringement or other actions based on the nature and content of the materials. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed.


WE MAY ACQUIRE OR MAKE INVESTMENTS IN COMPANIES OR TECHNOLOGIES THAT COULD CAUSE LOSS OF VALUE TO OUR STOCKHOLDERS AND DISRUPTION OF OUR BUSINESS.

    We intend to explore opportunities to acquire companies or technologies in the future. For example, on June 28, 2000 we completed an acquisition of Wynd Communications Corporation, a California corporation, and on August 31, 2000, we completed an acquisition of Hotpaper.com, Inc., a Delaware corporation. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

      o failure to integrate the acquired assets and/or companies with our current business;

      o     the price we pay may exceed the value we eventually realize;

      o loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;

      o potential loss of key employees from either our current business or the acquired business;

      o     entering   into  markets  in  which  we  have  little  or  no  prior
            experience;

      o     diversion of management's attention from other business concerns;

      o assumption of unanticipated liabilities related to the acquired assets; and

      o the business or technologies we acquire or in which we invest may have limited operating histories and may be subject to many of the same risks we are.

OUR QUARTERLY OPERATING RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS AND, AS A RESULT, PERIOD-TO-PERIOD COMPARISONS OF OUR RESULTS OF OPERATIONS ARE NOT NECESSARILY MEANINGFUL.

    Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors. These factors include:

      o     the demand for and market acceptance of our services;

      o downward price adjustments by our competitors on services they offer that are similar to ours;

      o     changes in the mix of services sold by our competitors;

      o     technical   difficulties  or  network  downtime  affecting  wireless
            communications generally;

      o the ability to meet any increased technological demands of our customers; and

      o     economic conditions specific to our industry.

    Therefore, our operating results for any particular quarter may differ materially from our expectations or those of security analysts and may not be indicative of future operating results. The failure to meet expectations may cause the price of our common stock to decline substantially.


WE MAY NEED ADDITIONAL FUNDS WHICH, IF AVAILABLE, COULD RESULT IN INCREASED INTEREST EXPENSES OR ADDITIONAL DILUTION TO OUR STOCKHOLDERS. IF ADDITIONAL FUNDS ARE NEEDED AND ARE NOT AVAILABLE, OUR BUSINESS COULD BE NEGATIVELY IMPACTED.

    We currently anticipate that our available cash resources combined with the net proceeds from this offering will be sufficient to fund our operating needs for at least the next 24 months, including the expansion of our sales and marketing program and potential international operations. Thereafter, we may require additional financing. At this time, we do not have any bank credit facility or other working capital credit line under which we may borrow funds for working capital or other general corporate purposes. If our plans or assumptions change or are inaccurate, we may be required to seek additional capital sooner than anticipated. We may need to raise such capital through public or private debt or equity financing.

    If funds are raised through the issuance of equity securities, the percentage ownership of our then-current stockholders will be reduced and the holders of new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If additional funds are raised through a bank credit facility or the issuance of debt securities, the holder of such indebtedness would have rights senior to your rights and the terms of such indebtedness could impose restrictions on our operations. If we need to raise additional funds, we may not be able to do so on terms favorable to us, or at all. If we cannot raise adequate funds on acceptable terms, we may not be able to continue to fund our operations.

RISKS PARTICULAR TO OUR INDUSTRY
--------------------------------

THE MARKET FOR OUR SERVICES IS NEW AND HIGHLY UNCERTAIN.

    The market for wireless data services is still emerging and continued growth in demand for and acceptance of these services remains uncertain. Current barriers to market acceptance of these services include cost, reliability, functionality and ease of use. We cannot be certain that these barriers will be overcome. If the market for our services does not grow or grows slower than we currently anticipate, our business, financial condition and operating results could be adversely affected.


NEW LAWS AND REGULATIONS THAT IMPACT OUR INDUSTRY COULD ADVERSELY AFFECT OUR BUSINESS.

    We are not currently subject to direct regulation by the Federal Communications Commission or any other governmental agency, other than regulations applicable to businesses in general. However, in the future, we may become subject to regulation by the FCC or another regulatory agency. In addition, the wireless carriers who supply us airtime are subject to regulation by the FCC and regulations that affect them could adversely affect our business. Our business could suffer depending on the extent to which our activities or those of our customers or suppliers are regulated.


RISKS PARTICULAR TO THE OFFERING
--------------------------------

OUR STOCK PRICE, LIKE THAT OF MANY TECHNOLOGY COMPANIES, HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

    We expect that the market price of our common stock will fluctuate as a result of variations in our quarterly operating results and other factors beyond our control. These fluctuations may be exaggerated if the trading volume of our common stock is low. In addition, due to the technology-intensive and emerging nature of our business, the market price of our common stock may rise and fall in response to a variety of factors, including:

      o     announcements of technological or competitive developments;

      o     acquisitions or strategic alliances by us or our competitors;

      o     the gain or loss of a significant customer or order;

      o changes in estimates of our financial performance or changes in recommendations by securities analysts regarding us or our industry; or

      o     general market or economic conditions.

    This risk may be heightened because our industry is new and evolving, characterized by rapid technological change and susceptible to the introduction of new competing technologies or competitors.

    In addition, equity securities of many technology companies have experienced significant price and volume fluctuations. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies. Volatility in the market price of our common stock could result in securities class action litigation. This type of litigation, regardless of the outcome, could result in substantial costs and a diversion of management's attention and resources.

    We cannot predict the extent to which investor interest in our common stock will lead to the development of a trading market or how liquid that market might become. As discussed earlier, our financial results are difficult to predict and could fluctuate significantly.


WE HAVE ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION AND COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

    Provisions of our certificate of incorporation and bylaws and provisions of Delaware law could delay or prevent an acquisition or change of control of GoAmerica or otherwise adversely affect the price of our common stock. For example, our certificate of incorporation authorizes 4,351,943 shares of undesignated preferred stock which our board of directors can designate and issue without further action by our stockholders, establishes a classified board of directors, eliminates the rights of stockholders to call a special meeting of stockholders, eliminates the ability of stockholders to take action by written consent, and requires stockholders to comply with advance notice requirements before raising a matter at a stockholders' meeting. As a Delaware corporation, we are also subject to the Delaware anti-takeover statute contained in Section 203 of the Delaware General Corporation Law.


BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR SHARES OF COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

    We have never paid or declared any cash dividends on our common stock or other securities and intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.


               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

      WE MAKE CERTAIN FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS THAT ARE NOT BASED ON HISTORICAL FACTS, BUT DISCUSS OUR FUTURE EXPECTATIONS AND ARE INTENDED TO QUALIFY FOR THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE WORDS "MAY," "WOULD," "COULD," "WILL," "EXPECT," "ANTICIPATE," "BELIEVE," "INTEND," "PLAN," "ESTIMATE" AND SIMILAR EXPRESSIONS ARE MEANT TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH REFLECT OUR VIEWS ONLY AS OF THE DATE OF THIS PROSPECTUS. AS A RESULT OF THE RISKS CONTAINED HEREIN AND OTHERS EXPRESSED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES EXCHANGE COMMISSION (THE "SEC"), OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the Shares covered by this Prospectus. While we will receive sums upon any exercise of options or stock purchase rights by the Selling Stockholders, we currently have no plans for their application, other than for general corporate purposes. We cannot assure that any of such options or stock purchase rights will be exercised.


                            THE SELLING STOCKHOLDERS

      The individuals listed in the following table (the "Selling Stockholders") have or will acquire the Shares being registered pursuant to the exercise of options previously granted to them by us. The Shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the applicable options are exercised in accordance with their terms.

      The following table sets forth: (i) the name of each Selling Stockholder whose name is known as of the date of the filing of this Prospectus; (ii) his or her position(s), office or other material relationship with GoAmerica and its predecessors or affiliates over the last three years; (iii) the number of shares of Common Stock owned (or subject to options or subject to warrants exercisable within 60 days of the date hereof) by each Selling Stockholder as of the date of this Prospectus and prior to this offering; (iv) the number of shares of Common Stock which may be offered and are being registered for the account of each Selling Stockholder by this Prospectus (all of which have been or may be acquired by the Selling Stockholders pursuant to the exercise of options subject to the appropriate vesting of such options); and (v) the amount of Common Stock to be owned by each such Selling Stockholder if such Selling Stockholder were to sell all of their shares of Common Stock covered by this Prospectus. We cannot assure that any of the Selling Stockholders will offer for sale or sell any or all of the Shares offered by them pursuant to this Prospectus.

      In addition, options or shares of Common Stock may be issued under the Plans in amounts and to persons not presently known by GoAmerica. Such information, when known, may be included in a subsequent version of this Prospectus.

                                                         NUMBER OF SHARES/                              NUMBER OF SHARES/
                                                       PERCENTAGE OF COMMON     NUMBER OF SHARES OF   PERCENTAGE OF COMMON
                                                          STOCK PRIOR TO        COMMON STOCK TO BE    STOCK OWNED AFTER THE
                                                        OFFERING (BOTH HELD       OFFERED (OPTION      OFFERING (BOTH HELD
                                                      DIRECTLY OR SUBJECT TO     SHARES HELD +         DIRECTLY OR SUBJECT
       NAME(1)            POSITION WITH GOAMERICA           OPTIONS)(2)           OPTIONS HELD)           TO OPTIONS) (3)
       -------            -----------------------           -----------           -------------           ---------------
Aaron Dobrinsky.........   President, Chief Executive     8,445,648/16.0%(4)          260,000            8,185,648/15.6%
                             Officer and Chairman of
                             the Board of Directors

Joseph Korb.............   Executive Vice President       4,332,752/8.2%(5)           240,000            4,092,752/7.8%
                             and Director

Francis J. Elenio.......   Chief Financial Officer,         320,500/*(6)              320,000                  500/*
                             Treasurer and Secretary

Adam Dell...............   Director                         630,208/1.2%(7)            32,000              598,208/1.1%

Alan Docter.............   Director                       2,635,872/5.0%(8)            32,000            2,603,872/4.9%

Mark Kristoff...........   Director                         627,284/1.2%(9)            32,000              595,284/1.1%

Zachary Prensky.........   Director                         232,134/*(10)              32,000              200,134/*

Brian D. Bailey.........   Director                       1,328,112/2.5%(11)           32,000            1,296,112/2.5%

Andrew Seybold..........   Director                          65,500/*                  64,000                1,500/*

Robi Blumenstein........   Director                          36,500/*                  32,000                4,500/*

Joseph Strempel.........   Director of Direct Sales         256,000/*                  16,000              240,000/*
                             and Telemarketing

Pamela Spector..........   Former Employee - Business         4,000/*                   4,000                    0/*
                             Development

Michael A. Youmans......   Former Employee -                  8,000/*                   8,000                    0/*
                             Marketing


*     Less than one percent.

(1) At the time of this offering, there are no unnamed non-affiliates of GoAmerica holding less than 1,000 Shares or one percent of the Shares issuable under the applicable Plan from the exercise of stock options and excluding options to purchase additional shares of Common Stock that each such individual may hold who may sell Shares pursuant to this offering.

(2) Applicable percentage of ownership is based on 52,388,869 shares of Common Stock outstanding as of August 31, 2000, plus any Common Stock equivalents held by such holder.

(3) Assumes that all Shares are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Stockholders prior to the termination of this offering. Because the Selling Stockholders may sell all, some or none of their Shares or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of Shares that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Stockholder will own upon completion of this offering.

(4) Includes 20,000 Shares of Common Stock underlying options granted to Cindy Dobrinsky, the spouse of Aaron Dobrinsky and an employee of GoAmerica, for which Mr. Dobrinsky is deemed the beneficial owner pursuant to Rule
      144(a)(2) of the Securities Act. Mr. Dobrinsky expressly disclaims beneficial ownership of such shares. Also includes 4,092,624 shares held by Dobrinsky Family Holdings, L.P. and 2,455,560 shares held by Dobrinsky Business Holdings, L.P. Mr. Dobrinsky has voting and dispositive power with respect to the shares of Common Stock held by Dobrinsky Family Holdings, L.P. and Dobrinsky Business Holdings, L.P. Also represents 400 shares held for the benefit of Mr. Dobrinsky's minor children. Mr. Dobrinsky has voting and dispositive power with respect to the shares held by his minor children.

(5) Includes 2,046,376 shares held by Korb Business Holdings, L.P. Mr. Korb has voting and dispositive power with respect to the shares held by Korb Business Holdings, L.P.

(6) Represents 500 shares held for the benefit of Mr. Elenio's minor children. Mr. Elenio has voting and dispositive power with respect to the shares held by his minor children.

(7) Represents 598,208 shares of Common Stock issued in connection with the conversion of the Series B Preferred Stock owned by Impact Venture Partners, L.P. (556,991 shares) and Impact Entrepreneurs Fund, L.P. (41,217 shares), of which Mr. Dell serves as managing partner. Mr. Dell expressly disclaims beneficial ownership of such shares except with respect to his proportionate interest in the limited partnerships.

(8) Includes 329,136 shares of Common Stock underlying warrants that are immediately exercisable. Mr. Docter has granted a warrant to purchase 80,000 of his shares of Common Stock to an individual not affiliated with GoAmerica.

(9) Includes 71,924 shares of Common Stock underlying warrants that are immediately exercisable.

(10) Includes 194,534 shares held by Zackfoot Investments, LLC. Mr. Prensky has voting and dispositive power with respect to the shares held by Zackfoot Investments, LLC. Also includes 5,600 shares of Common Stock underlying warrants issued to Wellfleet Equities LLC that are immediately exercisable. Mr. Prensky has voting and dispositive power with respect to the securities held by Wellfleet Equities LLC.

(11) Includes 1,296,112 shares of Common Stock issued in connection with the conversion of the Series B Preferred Stock owned by Carousel Capital Partners, L.P. of which Mr. Bailey serves as a managing director. Mr. Bailey expressly disclaims beneficial ownership of such shares except as to his proportionate interest in the limited partnership, if any. Mr.
      Bailey replaced Nelson Schwab as the designee of Forstmann Little & Co. Equity Partnership - VI, L.P. on our board of directors.

                              PLAN OF DISTRIBUTION

      The Selling Stockholders have not advised GoAmerica of any specific plan for distribution of the Shares offered hereby, but it is anticipated that the Shares will be sold from time to time by the Selling Stockholders or by permitted pledgees, donees, transferees or other permitted successors in interest. Such sales may be made in any of the following manners:

      o on the Nasdaq National Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation);

      o     in public or privately negotiated transactions;

      o     in transactions involving principals or brokers;

      o     in a combination of such methods of sale; or

      o     any other lawful methods.

      Although sales of the Shares are, in general, expected to be made at market prices prevailing at the time of sale, the Shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

      In offering the Shares covered by this Prospectus, each of the Selling Stockholders and any broker-dealers who sell the Shares for the Selling Stockholders may be "underwriters" within the meaning of the Securities Act, and any profits realized by such Selling Stockholders and the compensation of such broker-dealers may be underwriting discounts and commissions.

      Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the Shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the Shares covered by this Prospectus, either as agents for others or as principals for their own accounts, and reselling such Shares pursuant to this Prospectus. The Selling Stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

      Each of the Selling Stockholders is acting independently of GoAmerica in making decisions with respect to the timing, manner and size of each sale of Shares. GoAmerica has not been advised of any definitive selling arrangement at the date of this Prospectus between any Selling Stockholder and any broker-dealer or agent.

      To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the Shares by the Selling Stockholders, will be set forth in a Prospectus Supplement.

      The expenses of preparing and filing this Prospectus and the related Registration Statement with the SEC will be paid entirely by GoAmerica. Shares of Common Stock covered by this Prospectus also may qualify to be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Prospectus. The Selling Stockholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation, Rule 10b-5 thereunder.

      Neither GoAmerica nor the Selling Stockholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Stockholders on account of their sales of the Shares from time to time.


                                  LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby will be passed upon for GoAmerica by Buchanan Ingersoll Professional Corporation, 650 College Road East, Princeton, New Jersey 08540.


                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999 included in our Registration Statement on Form S-1 (Registration No. 333-94801), as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the Registration Statement. Our consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference herein in reliance on Ernst & Young LLP's reports pertaining to such financial statements (to the extent covered by consents filed with the SEC), given on their authority as experts in accounting and auditing.

      The financial statements of Wynd Communications Corporation ("Wynd"), our wholly-owned subsidiary, as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP covering the December 31, 1999 financial statements contains an explanatory paragraph that states that Wynd's working capital and stockholders' deficiencies raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.


                      INFORMATION INCORPORATED BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the filing of a post-effective amendment to this Prospectus which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold:

      o GoAmerica's Registration Statement on Form S-1 (Registration No. 333-94801), filed with the SEC on April 6, 2000;

      o All other reports filed by GoAmerica pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

      o The description of GoAmerica's Common Stock, $0.01 par value, which is contained in GoAmerica's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act in the form declared effective by the SEC on April 6, 2000, and any subsequent amendments or reports filed for the purpose of updating such description.

      We will provide to any person, including any beneficial owner of its securities, to whom this Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. You may make such requests at no cost to you by writing or telephoning us at the following address or number:

            GoAmerica, Inc.
            401 Hackensack Avenue
            Hackensack, New Jersey 07601
            Attention:   Francis J. Elenio, Chief Financial Officer
            Telephone:  (201) 996-1717

      You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.


                       WHERE YOU CAN FIND MORE INFORMATION

      GoAmerica files annual, quarterly and special reports, proxy statements and other information with the SEC. GoAmerica's SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy, at prescribed rates, any document GoAmerica files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's Public Reference Room.

      GoAmerica has filed with the SEC a Registration Statement on Form S-8 under the Securities Act with respect to the Shares offered hereby. This Prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in the Registration Statement and its exhibits. For further information with respect to GoAmerica and the Shares, you should consult the Registration Statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying as described above.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

      Article IX of GoAmerica's Bylaws specifies that GoAmerica shall indemnify its directors, officers, employees and agents because he or she was or is a director, officer, employee or agent of GoAmerica or was or is serving at the request of GoAmerica as a director, officer, employee or agent of another entity to the full extent that such right of indemnity is permitted by the laws of the State of Delaware. This provision of the Bylaws is deemed to be a contract between GoAmerica and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      We have also entered into written agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our Bylaws. These agreements provide for, among other things, indemnification of our directors and executive officers for judgments, fines, settlement amounts and expenses, including attorneys' fees, incurred by any of these persons in any action or proceeding, including any action by or in the right of GoAmerica arising out of that person's services as our director or executive officer, or as a director or executive officer of any of our subsidiaries or any other company or enterprise to which such person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

      Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This Section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This Section also will have no effect on claims arising under the federal securities laws. GoAmerica's Certificate of Incorporation limits the liability of its directors as authorized by Section 102(b)(7).

      GoAmerica has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of GoAmerica (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

      At present, there is no pending litigation or proceeding involving a director or officer of GoAmerica as to which indemnification is being sought nor is GoAmerica aware of any threatened litigation that may result in claims for indemnification by any director or officer.

                 SECURITIES AND EXCHANGE COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of GoAmerica pursuant to the foregoing provisions, or otherwise, GoAmerica has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
-------------------------------------------------

      The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the filing of a post-effective amendment to this Prospectus which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold:

      o GoAmerica's Registration Statement on Form S-1 (Registration No. 333-94801), filed with the SEC on April 6, 2000;

      o All other reports filed by GoAmerica pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

      o The description of GoAmerica's Common Stock, $0.01 par value, which is contained in GoAmerica's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act in the form declared effective by the SEC on April 6, 2000, and any subsequent amendments or reports filed for the purpose of updating such description.


ITEM 4.  DESCRIPTION OF SECURITIES.
-----------------------------------

      Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------------------------------------------------

      Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
---------------------------------------------------

      Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

      Article IX of GoAmerica's Bylaws specifies that GoAmerica shall indemnify its directors, officers, employees and agents because he or she was or is a director, officer, employee or agent of GoAmerica or was or is serving at the request of GoAmerica as a director, officer, employee or agent of another entity to the full extent that such right of indemnity is permitted by the laws of the State of Delaware. This provision of the Bylaws is deemed to be a contract between GoAmerica and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      We have also entered into written agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our Bylaws. These agreements provide for, among other things, indemnification of our directors and executive officers for judgments, fines, settlement amounts and expenses, including attorneys' fees, incurred by any of these persons in any action or proceeding, including any action by or in the right of GoAmerica arising out of that person's services as our director or executive officer, or as a director or executive officer of any of our subsidiaries or any other company or enterprise to which such person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

      Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This Section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This Section also will have no effect on claims arising under the federal securities laws. GoAmerica's Certificate of Incorporation limits the liability of its directors as authorized by Section 102(b)(7).

      GoAmerica has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of GoAmerica (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

      At present, there is no pending litigation or proceeding involving a director or officer of GoAmerica as to which indemnification is being sought nor is GoAmerica aware of any threatened litigation that may result in claims for indemnification by any director or officer.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
---------------------------------------------

      The  issuance  of the  Shares  being  offered  by  the  Form  S-3  Reoffer
Prospectus were deemed exempt from registration under the Securities Act in reliance upon either Section 4(2) of the Securities Act as transactions not involving any public offering or Rule 701 under the Securities Act as transactions made pursuant to a written compensatory plan or pursuant to a written contract relating to compensation.

ITEM 8.  EXHIBITS.
------------------


 Exhibit Number                            Description
----------------   -------------------------------------------------------------
       4.1         GoAmerica Communications Corp. 1999 Stock Option Plan(1)

       4.2         GoAmerica, Inc. 1999 Stock Plan(2)

       4.3         GoAmerica, Inc. Employee Stock Purchase Plan (3)

       5.1         Opinion of Buchanan Ingersoll Professional Corporation

      23.1         Consent of Ernst & Young LLP

      23.2         Consent of KPMG LLP

      23.3         Consent of  Buchanan   Ingersoll   Professional   Corporation
                   (contained in the opinion filed as Exhibit 5.1)

      24 Power of Attorney (contained on the signature page of this Registration Statement)

----------

(1)   Incorporated   by  reference  to  Exhibit  10.11  filed  as  part  of  the
      Registration Statement on Form S-1 (File No. 333-94801).

(2)   Incorporated   by  reference  to  Exhibit  10.12  filed  as  part  of  the
      Registration Statement on Form S-1 (File No. 333-94801).

(3)   Incorporated   by  reference  to  Exhibit  10.13  filed  as  part  of  the
      Registration Statement on Form S-1 (File No. 333-94801).


ITEM 9.  UNDERTAKINGS.
----------------------

      a. GoAmerica hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on this 11th day of October, 2000.

                                    GoAmerica, Inc.

                                    By:  /s/ Aaron Dobrinsky
                                         -------------------------------------
                                         Aaron Dobrinsky
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aaron Dobrinsky, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Title                      Date
--------------------------      --------------------------     -----------------

/s/ Aaron Dobrinsky             President, Chief Executive     October 11, 2000
--------------------------      Officer and Director
Aaron Dobrinsky                 (Principal Executive
                                Officer)


/s/ Joseph Korb                 Executive Vice President       October 11, 2000
--------------------------      and Director
Joseph Korb


/s/ Francis J. Elenio           Chief Financial Officer,       October 11, 2000
--------------------------      Secretary and Treasurer
Francis J. Elenio               (Principal Financial
                                and Accounting Officer)


/s/ Robi Blumenstein            Director                       October 11, 2000
--------------------------
Robi Blumenstein


/s/ Adam Dell                   Director                       October 11, 2000
--------------------------
Adam Dell

/s/ Alan Docter                 Director                       October  6, 2000
--------------------------
Alan Docter


/s/ Mark Kristoff               Director                       October 11, 2000
--------------------------
Mark Kristoff


/s/ Zachary Prensky             Director                       October 10, 2000
--------------------------
Zachary Prensky


/s/ Brian D. Bailey             Director                       October  9, 2000
--------------------------
Brian D. Bailey


/s/ Andrew Seybold              Director                       October  2, 2000
--------------------------
Andrew Seybold

                                  EXHIBIT INDEX

 Exhibit Number                            Description
----------------   -------------------------------------------------------------
       4.1         GoAmerica Communications Corp. 1999 Stock Option Plan(1)

       4.2         GoAmerica, Inc. 1999 Stock Plan(2)

       4.3         GoAmerica, Inc. Employee Stock Purchase Plan (3)

       5.1         Opinion of Buchanan Ingersoll Professional Corporation

      23.1         Consent of Ernst & Young LLP

      23.2         Consent of KPMG LLP

      23.3         Consent of  Buchanan   Ingersoll   Professional   Corporation
                   (contained in the opinion filed as Exhibit 5.1)

      24 Power of Attorney (contained on the signature page of this Registration Statement)

----------

(1)   Incorporated   by  reference  to  Exhibit  10.11  filed  as  part  of  the
      Registration Statement on Form S-1 (File No. 333-94801).

(2)   Incorporated   by  reference  to  Exhibit  10.12  filed  as  part  of  the
      Registration Statement on Form S-1 (File No. 333-94801).

(3)   Incorporated   by  reference  to  Exhibit  10.13  filed  as  part  of  the
      Registration Statement on Form S-1 (File No. 333-94801).